EXHIBIT 1


                            JOINT FILING AGREEMENT

               In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01, of IntegraMed America, Inc., a Delaware corporation and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by
Section 13d-1(f)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

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
MORGAN STANLEY, DEAN WITTER,                             MORGAN STANLEY VENTURE PARTNERS III,
DISCOVER & CO.                                           L.L.C.

By: /s/ Peter Vogelsang                                  By: Morgan Stanley Venture Capital III, Inc.,
    --------------------------------------------             its Institutional Managing Member
Name:  Peter Vogelsang
Title: Authorized Signatory
                                                         By /s/ Debra Abramovitz
                                                            ---------------------------------------------
                                                         Name:  Debra Abramovitz
                                                         Title: Vice President


MORGAN STANLEY VENTURE CAPITAL III,                      MORGAN STANLEY VENTURE PARTNERS III, L.P.
INC.,
                                                         By: Morgan Stanley Venture Partners III, L.L.C.
                                                             its General Partner

                                                         By: Morgan Stanley Venture Capital III, Inc.,
By:   /s/ Debra Abramovitz                                   its Institutional Managing Member
    --------------------------------------------
Name:  Debra Abramovitz
Title: Vice President
                                                         By: /s/ Debra Abramovitz
                                                            --------------------------------------------
                                                         Name:  Debra Abramovitz
                                                         Title: Vice President

THE MORGAN STANLEY VENTURE PARTNERS                      MORGAN STANLEY VENTURE INVESTORS III, L.P.
ENTREPRENEUR FUND, L.P.
                                                         By: Morgan Stanley Venture Partners III, L.L.C.
By:   Morgan Stanley Venture Partners III, L.L.C.            its General Partner
      its General Partner
                                                         By Morgan Stanley Venture Capital III, Inc.,
By    Morgan Stanley Venture Capital III, Inc.,             its Institutional Managing Member
       its Institutional Managing Member

                                                         By: /s/ Debra Abramovitz
                                                             --------------------------------------------
By:   /s/ Debra Abramovitz                               Name:  Debra Abramovitz
      ------------------------------------------         Title: Vice President
Name:  Debra Abramovitz
Title: Vice President
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